UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2009

Advanta Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, Advanta Corp. (the “Company”) received a deficiency letter (the “Deficiency Letter”) from The NASDAQ Stock Market, LLC (“NASDAQ”) stating that for 30 consecutive business days the bid price for the Company’s Class A Common Stock and Class B Common Stock has closed below the minimum $1.00 per share required by Marketplace Rules 5450 and 5460 for continued listing on The NASDAQ Global Select Market. The determination for compliance is made for each class of the Company’s common stock separately.  NASDAQ had previously implemented a temporary suspension of this listing requirement on October 16, 2008.  The temporary suspension was lifted on July 31, 2009.  During the period of the temporary suspension the Company was not considered to be out of compliance with this continued listing requirement.

In accordance with applicable NASDAQ rules, the Company has a grace period of 180 calendar days to regain compliance with the minimum closing bid price requirement for continued listing.  As noted above, the determination for compliance is made for each class of the Company’s common stock separately and in order to regain compliance the minimum closing bid price for the applicable class of the Company’s common stock must be at or above $1.00 for a minimum of ten consecutive business days.  If the Company does not regain compliance with respect to one or both classes of its common stock by the end of the 180-day grace period, the Company will be notified by NASDAQ that, with respect to any class of common stock that has not regained compliance, the securities will be subject to delisting.  At that time, the Company will have the right to appeal NASDAQ’s determination to delist the securities, which would stay the effect of the delisting pending a hearing on the matter.  Alternatively, pursuant to Marketplace Rule 5810(c)(3)(A)(i), the Company can apply to transfer the listing of its Class A and/or Class B Common Stock to the NASDAQ Capital Market if its Class A and/or Class B Common Stock satisfies all criteria under Marketplace Rule 5505 for initial inclusion on The NASDAQ Capital Market, other than compliance with the minimum bid price rule.  If its application is approved, the Marketplace Rules provide that the Company will be afforded an additional 180 calendar days to comply with the minimum bid price rule while listed on The NASDAQ Capital Market.

The Company intends to monitor the closing bid price for its Class A and Class B Common Stock and will consider whether to implement any available options to regain compliance with the continued listing requirements.  The Deficiency Letter has no effect on the listing of the Company’s Class A and Class B Common Stock at this time and both will continue to trade on the Global Select Market of NASDAQ under the symbols “ADVNA” and “ADVNB,” respectively.

______________________________

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The most significant among these risks and uncertainties is the risk that one or both of the Company’s classes of common stock are delisted before March 15, 2010 or before any appeal process is completed because one or both of the Company’s classes of common stock fails to satisfy or comply with another listing requirement or standard, such as the minimum market value of publicly held shares requirement. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information.  Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

	Exhibit 99.1	Press Release of the Company dated September 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date:	September 18, 2009
		By:	/s/ Jay A. Dubow
Jay A. Dubow
Senior Vice President, Chief
Administrative Officer,
Secretary and General Counsel